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                                                                     Exhibit 5.1

              [LETTERHEAD OF FRIED FRANK HARRIS SHRIVER & JACOBSON]



                                                                    212-859-8076
                                                             (FAX: 212-859-4000)


January 12, 2000

General Semiconductor, Inc.
10 Melville Park Road
Melville, New York  11747

Ladies and Gentlemen:

         We are acting as special counsel to General Semiconductor, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, covering the registration of $172,500,000 in aggregate principal amount of the Company's 5.75% Convertible Subordinated Notes due 2006 (the "Notes") issued pursuant to the Indenture, dated as of December 14, 1999 (the "Indenture"), by and between the Company and The Bank of New York, as trustee (the "Trustee"). The Notes are convertible into shares (the "Shares") of common stock, par value $.01 per share, of the Company.

         With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

         In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents, and
(iii) received such information from officers and representatives of the Company as we have deemed necessary or appropriate for the purposes of this opinion.

         In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the documents and certificates and oral or written statements and other information of or from representatives of the Company and



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others and assume compliance on the part of all parties to the documents with their covenants and agreements contained therein.

         To the extent it may be relevant to the opinions expressed herein, we have assumed that the Trustee has the power and authority to enter into and perform the Indenture and to consummate the transactions contemplated thereby, and that the Indenture has been duly authorized, executed and delivered by, and constitutes a valid and binding obligation of, the Trustee.

         Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

              (1) The Notes constitute valid and binding obligations of the Company; and

              (2) The Shares have been duly authorized and, when issued and delivered upon conversion of the Notes in accordance with the terms of the Indenture and as contemplated in the Registration Statement, will be validly issued, fully paid and non-assessable.

         The opinion in paragraph (1) above is subject to the following:

                  (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws affecting creditors' rights and remedies generally; and

                  (ii) general principles of equity, including, without
             limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity.

         The opinions expressed herein are limited to the laws of the State of New York and, to the extent relevant to the opinions expressed herein, the Delaware General Corporation Law, as currently in effect. The opinions expressed herein are given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof or for any other reason.



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         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the references to this firm under the caption "Validity of the Securities" in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                           Very truly yours,

                           FRIED, FRANK, HARRIS, SHRIVER & JACOBSON

                           By:       /s/ Lois Herzeca
                              -------------------------------------
                                         Lois Herzeca






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